Exhibit 10.1

SIRVA WORLDWIDE, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTIES HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A.
as administrative agent

and

J.P. MORGAN SECURITIES INC.

as sole lead arranger and sole bookrunner

FIFTH AMENDMENT TO THE CREDIT AGREEMENT

November 14, 2005

FIFTH AMENDMENT, dated as of November 14, 2005 (this “Fifth Amendment”), to the Credit Agreement, dated as of December 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.                                       Defined Terms.  Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.                                       Amendments to Subsection 1.1 (Defined Terms).  Subsection 1.1 of the Credit Agreement is hereby amended by (a) deleting therefrom the definitions of “Adjustment Date” and “Pricing Grid” in their respective entireties and (b) deleting therefrom the definition of “Applicable Margin” in its entirety and substituting in lieu thereof the following definition:

“Applicable Margin”:  as applied to any given type of Loans, (a) with respect ABR Loans, 3.00% per annum and (b) with respect to Eurocurrency Loans, 4.00% per annum, provided that, at any time that the Borrower has a senior implied rating of less than B2 (with negative outlook) from Moody’s or a corporate credit rating of less than B (with negative outlook) from S&P, then the Applicable Margin shall be 3.50% per annum, in the case of ABR Loans, and 4.50% per annum, in the case of Eurocurrency Loans.

3.                                       Amendments to Subsection 7.1 (Financial Statements).  Subsection 7.1 of the Credit Agreement is hereby amended by:

(a)                                  deleting from paragraph (a) thereof the date “November 15, 2005” and substituting in lieu thereof the phrase “November 30, 2005, and for the fiscal year ending December 31, 2005, not later than June 30, 2006”;

(b)                                 deleting from paragraph (b) thereof the date “December 31, 2005” and substituting in lieu thereof the phrase “March 31, 2006, and for the quarterly period ending March 31, 2006, not later than July 31, 2006”;

(c)                                  deleting from paragraph (c) thereof the date “November 15, 2005” and substituting in lieu thereof the phrase “November 30, 2005, and for the fiscal year ending December 31, 2005, not later than June 30, 2006”; and

(d)                                 deleting from paragraph (d) thereof the date “December 31, 2005” and substituting in lieu thereof the phrase “March 31, 2006, and for the quarterly period ending March 31, 2006, not later than July 31, 2006”.

4.                                       Amendment to Subsection 8.1 (Financial Condition Covenants).  Subsection 8.1 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

8.1.                              Financial Condition Covenants.

(a)                                  Maintenance of Consolidated Interest Coverage Ratio.  Permit, for any period of four consecutive fiscal quarters of the Parent Borrower ending during any test period set forth below, the Consolidated Interest Coverage Ratio at the last day of such consecutive fiscal quarter period to be less than the ratio set forth opposite such test period below:

Test Period	Ratio
January 1, 2004 – December 30, 2004	3.25 to 1.00
December 31, 2004 – September 29, 2005	3.00 to 1.00
September 30, 2005 – March 30, 2006	2.75 to 1.00
March 31, 2006 – March 30, 2007	2.50 to 1.00
March 31, 2007 – September 29, 2007	3.00 to 1.00
September 30, 2007 – March 30, 2008	3.25 to 1.00
March 31, 2008 – March 30, 2009	3.75 to 1.00
March 31, 2009 and thereafter	4.00 to 1.00

(b)                               Maintenance of Consolidated Leverage Ratio.  Permit, at the last day of any fiscal quarter ending during any test period set forth below, the Consolidated Leverage Ratio to be greater than the ratio set forth opposite such test period below:

Test Period	Ratio
January 1, 2004 – December 30, 2004	3.50 to 1.00
December 31, 2004 – March 30, 2005	4.00 to 1.00
March 31, 2005 – September 29, 2005	4.50 to 1.00
September 30, 2005 – December 30, 2005	5.50 to 1.00
December 31, 2005 – June 29, 2006	5.00 to 1.00
June 30, 2006 – December 30, 2006	4.75 to 1.00
December 31, 2006 – March 30, 2007	4.50 to 1.00
March 31, 2007 – December 30, 2007	4.00 to 1.00
December 31, 2007 – March 30, 2008	3.50 to 1.00
March 31, 2008 – March 30, 2009	3.00 to 1.00
March 31, 2009 and thereafter	2.50 to 1.00

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5.                                       Amendments to Subsection 8.6(a).  (a) Subsection 8.6(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (xiv) thereof, (b) deleting the “.” at the end of clause (xv) thereof and substituting “; and” in lieu thereof and (c) inserting the following new clause (xvi) at the end thereof:

(xvi)                       the Disposition of (A) all of the Capital Stock of SIRVA (Australia) Pty Limited and The Imaging Centre Pty Limited pursuant to the Share Sale Agreement, dated as of October 14, 2005, among SIRVA (Asia Pacific) Pty Limited, the Parent Borrower, IM Australia Holdings Pty Ltd, IM New Zealand Holdings ULC, and Iron Mountain Incorporated and (B) all of the Capital Stock of SIRVA New Zealand Limited and Imaging Systems (NZ) Limited pursuant to the Share Sale Agreement, dated as of October 14, 2005, among SIRVA (Australia) Pty Limited, the Parent Borrower, IM New Zealand Holdings ULC and Iron Mountain Incorporated, as each such agreement may be amended, supplemented or otherwise modified from time to time (so long as no such amendment, supplement or other modification is adverse to the Parent Borrower or the sellers thereunder or the Lenders), provided, in each case, that (x) subject to clause (y) below, 100% of the Net Cash Proceeds of such Disposition is applied in accordance with subsection 4.4(c) and (y) notwithstanding anything to the contrary in such subsection 4.4(c), none of such Net Cash Proceeds are eligible to be reinvested.

6.                                       Conditions to Effectiveness of this Fifth Amendment.  This Fifth Amendment shall become effective upon the date (the “Fifth Amendment Effective Date”) when the following conditions are satisfied:

(a)                                  the Administrative Agent shall have received (i) counterparts of this Fifth Amendment, duly executed and delivered by the Borrowers and Administrative Agent, (ii) executed Lender Addenda, or facsimile transmissions thereof, substantially in the form of Exhibit A hereto (each, a “Lender Addendum”) from the Required Lenders under the Credit Agreement, (iii) an executed Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, from an authorized officer of each of Holding and each Guarantor and (iv) all fees required to be paid on or before the Fifth Amendment Effective Date, and all expenses required to be paid on or before the Fifth Amendment Effective Date for which invoices have been presented; and

(b)                                 the Parent Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered a Lender Addendum to counsel to the Administrative Agent by 12:00 Noon (New York City time) on November 14, 2005, an amendment fee in an amount equal to 0.25% of the sum of each such Lender’s Revolving Credit Commitment and Term Loans then outstanding.

7.                                       Representations and Warranties.

(a)                                  No Default.  No Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date after giving effect to the transactions contemplated herein.

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(b)                                 Representations and Warranties.  Each of the representations and warranties made by Holding and the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date (after giving effect hereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date.

8.                                       Payment of Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

9.                                       Continuing Effect of the Loan Documents.  This Fifth Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of Holding or the Loan Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Fifth Amendment.

10.                                 Counterparts.  This Fifth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.                                 Severability.  Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.                                 Integration.  This Fifth Amendment and the other Loan Documents represent the agreement of Holding, the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

13.                                 GOVERNING LAW.  THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Ralph A. Ford
Name:	Ralph A. Ford
Title:	SVP, Secretary and General Counsel

ALLIED ARTHUR PIERRE N.V.

By:	/s/ Ralph A. Ford
Name:	Ralph A. Ford
Title:	Director

ALNAV PLATINUM COMPANY (as successor to ALNAV Platinum Group Inc.)

By:	/s/ Ralph A. Ford
Name:	Ralph A. Ford
Title:	Secretary

PICKFORDS AUSTRALIA PTY. LTD.

By:	/s/ Michael Filipovic
Name:	Michael Filipovic
Title:	Director

SIRVA UK LIMITED (formerly known as Pickfords Limited)

By:	/s/ Ralph A. Ford
Name:	Ralph A. Ford
Title:	Director

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ Kathryn A. Duncan
	Name:	Kathryn A. Duncan
	Title:	Vice President